PARKER RANDALL CF (H.K.) CPA LIMITED

暉誼會計師事務所(香港)有限公司

March 14, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Tanke Biosciences Corporation

Dear Sirs/Madams:

We have read Item 4.01 of the current report on Form 8-K/A (Amendment No. 2) dated March 14, 2012 of Tanke Biosciences Corporation (the "Registrant") and we agree with such statements made in the filing.

Very truly yours,

Parker Randall CF

Parker Randall CF (H.K.) CPA Limited
Certified Public Accountants, Hong Kong

Address: 6th Floor, Two Grand Tower, 625 Nathan Road, Kowloon, Hong Kong

Telephone: 852-3576 3455

Fax: 852- 3007 3197